EXHIBIT 99.2

BBCN Bancorp Increases Quarterly Cash Dividend 50 Percent to $0.075 Per Share

LOS ANGELES, July 23, 2013 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (Nasdaq:BBCN) today announced that its Board of Directors declared a quarterly cash dividend of $0.075 per common share for the third quarter of 2013. This represents a 50 percent increase from the prior dividend of $0.05 per share for the 2013 second quarter. The dividend will be payable on or about August 16, 2013 to all stockholders of record as of August 2, 2013.

"Since the formation of BBCN in November 2011, the Company has consistently delivered strong operational results, profitability and capital strength," said Kevin S. Kim, Chairman and Chief Executive Officer. "The cash dividend increase reflects the Board's confidence in the sustainability of this performance, as well as its commitment to building long-term shareholder value as the leading Korean-American bank in the nation."

Investor Conference Call

A conference call will be held, Tuesday, July 23, 2013 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to discuss BBCN's 2013 second quarter financial results reported yesterday. Investors and analysts are invited to access the conference call by dialing 800-299-9630 (domestic) or 617-786-2904 (international), passcode 57949239. There will also be a live webcast of the call available at the Investor Relations section of BBCN Bancorp's website at www.BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp's website. A replay of the call will be available at 888-286-8010 (domestic) or 617-801-6888 (international) through July 30, 2013, passcode 70185604.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $5.9 billion in assets as of June 30, 2013. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 45 branches in California, New York, New Jersey, Washington and Illinois, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, VA. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com